EXHIBIT 23



              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
CalAmp Corp.:

We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-98981 and 333-119858), Form S-4 (No. 333-112851) and Form S-
8 (Nos. 33-31427, 33-36944, 33-72704, 33-60879, 333-33925, 333-93097, 333-114873
and 333-119842) of CalAmp Corp. of our reports dated May 17, 2007, with respect to the consolidated balance sheets of CalAmp Corp. and subsidiaries as of February 28, 2007 and 2006, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended February 28, 2007, management's assessment of the effectiveness of internal control over financial reporting as of February 28, 2007, and the effectiveness of internal control over financial reporting as of February 28, 2007, which reports appear in the February 28, 2007, annual report on Form 10-K of CalAmp Corp.

Our report on the consolidated financial statements refers to CalAmp Corp.'s adoption of Statement of Financial Accounting Standards No. 123(R), "Share-Based Payment", effective March 1, 2006. Our report on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of February 28, 2007, contains an explanatory paragraph that states CalAmp Corp. acquired Dataradio Inc. on May 26, 2006, and management excluded from its assessment of the effectiveness of CalAmp Corp.'s internal control over financial reporting as of February 28, 2007, Dataradio Inc.'s internal control over financial reporting associated with total assets of $56,396,000 and total revenues of $22,821,000 included in the consolidated financial statements of CalAmp Corp. and subsidiaries as of and for the year ended February 28, 2007. Our audit of internal control over financial reporting of CalAmp Corp. also excluded an evaluation of the internal control over financial reporting of Dataradio Inc.




/s/KPMG LLP

Los Angeles, California
May 17, 2007